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                      U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      Form 8-K

                     CURRENT REPORT UNDER SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report:                              May 17, 1999
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                             3D IMAGE TECHNOLOGY, INC.
               (Exact name of Registrant as specified in its charter)


       Delaware                   33-27627                  76-0265438
(State of Incorporation)   (Commission File No.)    (Tax Identification No.)

P.O. Box 2185, Monrovia, CA  91016
(Address of principal executive offices)


Registrant's telephone number, including area code     (626) 303-6000


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                             3D IMAGE TECHNOLOGY, INC.

                                 TABLE OF CONTENTS

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          5.        Other events                  2

                    Signatures                    2
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Item 5.   Other events

     As the registrant is without capital and has closed down its operations, in order to service its clients and fulfill its pending orders, it signed on May 12, 1999, through a wholly owned subsidiary, an agreement with 3D Imaging Systems, Inc., an unrelated company. Registrant has agreed to sub-contract its operations and rent its equipment at 5% of the gross sales that they generate and to sell its inventory at cost plus 5%, while passing across any customer
orders it has for a 5% fee.   As part of this agreement, 3D Imaging Systems,
Inc. have agreed to fulfill all coupons for processing that the company supplied with sales of cameras that were previously generated, principally those of the
registrant's sales on television through QVC.   It is anticipated that this will
enable the registrant to fulfill its obligations to its clients while the registrant negotiates with its creditors and restructures, thereby reducing the liabilities for unfulfilled orders and unprocessed photo finishing.

     Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

     Dated this 17th day of May, 1999.


                                   /s/ Robert W. Carroll
                                   --------------------------
                                   Robert W. Carroll
                                   Director


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